EXHIBIT 10.(iv)

                               MONROE COUNTY BANK
                        AGREEMENT FOR SUPPLEMENTAL DEATH
                             OR RETIREMENT BENEFITS

         AGREEMENT, effective January 1, 1988 by and between Monroe County Bank, an Indiana state banking institution ("Bank), and David D. Baer ("Employee").
                              W I T N E S S E T H:
         WHEREAS, the Bank desires to guarantee Employee increased death or retirement benefits in order to retain Employee as an officer and employee of the Bank for the financial benefit and the long-range growth and welfare of the Bank, and
         WHEREAS, the parties wish to enter into an agreement with respect to the aforementioned benefits without committing either party to continuation of the employment arrangement or otherwise affecting any terms of Employee's employment except as expressly set forth herein.
         NOW, THEREFORE, for mutual consideration the parties agree:
                                    ARTICLE I
                                   Definitions
         Section 1.01. "Agreement" shall mean this Agreement for Supplemental Death or Retirement Benefits.
         Section 1.02. "Board" shall mean the Board of Directors of Bank.
         Section 1.03. "Change in Control" shall mean an event involving the Corporation or Bank of a nature that would be required to be reported to the appropriate Federal Banking Agency pursuant to the Change in the Bank Control Act of 1978, as amended (12 U.S.C. Section 1817(j)), 12 U.S.C. Section1828(c), or the Bank Holding Company Act (12 U.S.C. Section1841 et seq.) and

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regulations issued thereunder, or an event which would create a presumption of control of Bank or Corporation pursuant to any of such regulations.
         Section 1.04. "Committee" shall mean the Executive Committee of the Board of Bank. If there is no such Executive Committee the term "Committee" shall mean the Board.
         Section 1.05. "Corporation" shall mean Monroe Bancorp, an Indiana corporation and the bank holding corporation owning all of the issued and outstanding stock of the Bank.
         Section 1.06. "Disability" shall mean a physical or mental condition which renders Employee unable to perform the duties associated with any gainful occupation for which he is reasonably fitted by training, education or experience.
         Section 1.07. "Pre-Retirement Disability" shall mean Disability which occurs prior to Employee's Normal Retirement Date, Early Involuntary Retirement or Early Voluntary Retirement.
         Section 1.08. "Early Involuntary Retirement" shall mean the termination of Employee's employment with the Bank prior to his Normal Retirement Date due to (1) any reason other than his death or his Disability prior to Employee's Normal Retirement Date during the two (2) year period following a Change of Control of Bank or Corporation, or (2) a substantial change in Employee's employment conditions which in the opinion of a psychologist or physician requires Employee to terminate his employment in order to preserve his health and well-being or (3) any reason if the Bank terminates Employee's employment with the Bank.
         Section 1.09. "Early Involuntary Retirement Date" shall mean the first day of the month following the month in which Employee's Early Involuntary Retirement Occurs.

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         Section 1.10. "Early Voluntary Retirement" shall mean Employee's termination of Employee's employment with the Bank prior to his Normal Retirement Date for any reason other than his Early Involuntary Retirement, Death or Disability.
         Section 1.11. "Early Voluntary Retirement Date" shall mean the first day of the month following the month in which Employee's Early Voluntary Retirement occurs.
         Section 1.12. "Event of Eligibility" means that event which under
Section 2.01 herein will entitle Employee or his designated beneficiary to receive supplemental retirement or death benefits, respectively, hereunder.
         Section 1.13. "Normal Retirement Date" shall mean the first day of the month following the month in which Employee attains sixty-five (65) years of age.
         Section 1.14. "Plan Administrator" shall mean the Committee.

                                   ARTICLE II
                    Supplemental Death or Retirement Benefits
         Section 2.01. Event of Eligibility. Subject to the provisions of
Section 2.05, Employee or his designated beneficiary shall receive supplemental retirement or death benefits, respectively, in the manner and time as provided below upon the occurrence of the first of the following events:
         (a) Normal Retirement. The attainment by Employee as an employee of Bank of his Normal Retirement Date.
         (b)      Death.  The death of Employee prior to his Normal Retirement
                  Date.
         (c) Pre-Retirement Disability. Employee sustaining Pre-Retirement Disability.

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         (d)      Early Involuntary Retirement.  Employee's Early Involuntary
                  Retirement as an employee of Bank as of Employee's Early Involuntary Retirement Date.
         (e) Early Voluntary Retirement. Employee's Early Voluntary Retirement as an employee of Bank as of Employee's Early Voluntary Retirement Date.

         Section 2.02.  Supplemental Retirement Income Benefit.
         (a) Upon the occurrence of an Event of Eligibility because of (1) Normal Retirement or (2) Pre-Retirement Disability followed by Employee attaining the age of sixty-five (65) years prior to death, Bank shall pay an annual supplemental retirement income of Fifty Thousand Dollars ($50,000).
         (b) Such annual supplemental retirement income shall be paid to Employee or his designated beneficiary for a period of fifteen
                  (15) years in one-hundred and eighty (180) equal monthly payments with the first payment to commence on Employee's Normal Retirement Date and shall continue to be paid to Employee or his designated beneficiary on the first day of each consecutive month thereafter for the succeeding one-hundred and seventy-nine (179) months.
         Section 2.03.  Supplemental Early Involuntary Retirement Income
Benefit.
         (a) Upon the occurrence of an Event of Eligibility because of Early Involuntary Retirement, Bank shall pay an annual supplemental retirement income of Fifty Thousand Dollars ($50,000) less Four Hundred and Fifty Dollars ($450) for each month that Employee's Early Involuntary Retirement
                  Date precedes his Normal Retirement Date.

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         (b)      Such annual supplemental early involuntary retirement income shall be paid to Employee or his designated beneficiary for a period of fifteen (15) years in one-hundred and eighty (180) equal monthly payments with the first payment to commence on Employee's Early Involuntary Retirement Date and shall continue to be paid to Employee or his designated beneficiary on the first day of each consecutive month thereafter for the succeeding one--hundred and seventy--nine (179) months.
         (c) Notwithstanding the above provisions of Subsections 2.03 (a) and (b), if Employee's Early Voluntary Retirement is the result of a Change in Control of Bank, then each of the required one-hundred and eighty (180) equal monthly payments to Employee or his designated beneficiary shall be further reduced by that amount, if any, of such payments which represents the forfeited tax benefit to Bank attributable to each such payment.
                  (1) The term "forfeited tax benefit to Bank" as used in this Subsection 2.03 (c) shall mean the tax cost to Bank attributable to that portion, if any, of each monthly payment hereunder to Employee or his designated beneficiary which constitutes a parachute payment.
                  (2) The term "tax cost to Bank" as used in this Subsection 2.03 (c) shall mean the tax reduction which the Bank would have obtained related to that portion, if any, of each monthly payment hereunder to Employee or his designated beneficiary which would constitute a parachute payment assuming that (A) all monthly payments were made in an amount and

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                           when required hereunder without consideration of
                           Subsection 2.03 (c), and (B) the Bank received a tax reduction equal to the tax on the portion of each payment which constituted a parachute payment by applying the highest federal income tax rate potentially applicable to Bank as actually in effect at the time of the required monthly payment.
                  (3) The term "parachute payment" as used in this Subsection 2.03 (c) shall mean that portion, if any, of each monthly payment required hereunder without consideration of Subsection 2.03 (c) to be paid to Employee or his designated beneficiary which would cause the present value of all such monthly payments and any other payments to Employee or his designated beneficiary to exceed three (3.0) times Employee's annualized includable compensation paid to him or his designated beneficiary by the Corporation and the Bank for the five (5) most recent taxable years ending before the date on which the Change in Control occurs. The definition, interpretation and calculation of the dollar amount described as a parachute payment in the immediately preceding sentence shall be in a manner consistent with and as required by the provisions of section 280G of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations and rulings of the Internal Revenue Service promulgated thereunder. The sole purpose of the reduction imposed by this Subsection
                           2.03 (c) is to reduce the amount payable by Bank pursuant to Section 2.03 to compensate Bank for the loss of the federal income tax deduction related to the amount of each payment

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                           which is characterized as a "parachute payment" under
                           section 280G of the Code based upon the assumed federal tax rates and payments expressed above. The parties hereto agree that any dispute as to the amount of the reduction required under this Subsection 2.03 (c) shall be resolved by an opinion of competent counsel selected by and acceptable to such parties. Counsel's fee for the opinion required herein shall be paid by the Bank.
         Section 2.04.  Supplemental Early Voluntary Retirement Income Benefit.
         (a) Upon the occurrence of an Event of Eligibility because of Early Voluntary Retirement, Bank shall pay an annual supplemental retirement income as follows:
                  (1) Forty Thousand Dollars ($40,000) if Employee's Early Voluntary Retirement Date follows his attainment of the age of sixty-four (64) years and precedes his attainment of the Normal Retirement Date;
                  (2) Thirty Thousand Dollars ($30,000) if Employee's Early Voluntary Retirement Date follows his attainment of the age of sixty-three (63) years and precedes his attainment of the age of sixty-four (64) years;
                  (3) Twenty Thousand Dollars ($20,000) if Employee's Early Voluntary Retirement Date follows his attainment of the age of sixty-two (62) years and precedes his attainment of the age of sixty-three (63) years;
                  (4) Ten Thousand Dollars ($10,000) if Employee's Early Voluntary Retirement Date follows his attainment of the age of sixty-one (61) years and precedes his attainment of the age of sixty-two (62) years; and

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                  (5)      No annual payment if Employee's Early Voluntary
                           Retirement Date precedes his attainment of the age of sixty-one (61) years.
         (b) Such annual supplemental early voluntary retirement income shall be paid to Employee or his designated beneficiary for a period of fifteen (15) years in one-hundred and eighty (180) equal monthly payments with the first payment to commence on Employee's Early Voluntary Retirement Date and shall continue to be paid to Employee or his designated beneficiary on the first day of each consecutive month thereafter for the succeeding one-hundred and seventy-nine (179) months.
         Section 2.05.  Supplemental Death Benefit Income.
         (a) Upon the occurrence of an Event of Eligibility because of Employee's death prior to his Normal Retirement Date, Early Involuntary Retirement Date, Early Voluntary Retirement Date or because of his Pre-Retirement Disability followed by Employee's death prior to his attaining the age of sixty-five (65) years, Bank shall pay Employee's designated beneficiary an annual supplemental death benefit equal to the greater of (1) Thirty Thousand Dollars ($30,000) for a fifteen (15) year period or (2) Employee's supplemental early retirement income benefit (described in Section 2.03 of this Agreement) calculated as though Employee involuntarily retired from employment with Bank on his date of death.
         (b) The annual supplemental death benefit determined in (a) of this Section shall be paid to Employee's designated beneficiary for a period of fifteen (15) years in one-hundred and eighty (180) equal monthly payments with the first payment to

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                  commence on the first day of the month following Employee's death and shall continue to be paid to Employee's designated beneficiary on the first day of each consecutive month thereafter for the succeeding one--hundred and seventy--nine
                  (179) months.
         Section 2.06. Payment Upon Death. Upon the execution of this Agreement, Employee may designate a beneficiary and contingent beneficiaries to receive the death or retirement benefits hereunder in the event of Employee's death. Designated contingent beneficiaries shall receive the payments and benefits hereunder in the order stated in the written designation in the event of the death of the designated primary beneficiary. The Employee may change the beneficiary or contingent beneficiary at any time by delivering to the Committee a duly executed change of beneficiary form in the form prescribed by the Committee. The Committee shall pay over benefits according to Employee's beneficiary designation upon proof of identity or authority, without further liability to any party as a result of said payment. Beneficiaries may be changed without notice to or consent of any prior or future beneficiaries. In the case of Employee's failure to designate a beneficiary, or the death of a designated beneficiary without a designated contingent beneficiary, such benefits shall be paid to the first of the following persons who survive Employee: (1) Employee's spouse; (2) Employee's surviving children and children of Employee's deceased children all of whom shall be paid such benefits in equal shares by way of representation; and (3) the personal representative of Employee's estate. The person or persons entitled to such payments designated in the preceeding sentence shall each be deemed a "designated beneficiary" for the purposes of this Agreement.

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                                   ARTICLE III
                                 Administration
         Section 3.01. The books and records to be maintained for the purposes of this Agreement shall be maintained by the officers and employees of the Bank at its expense and subject to the supervision and control of the Committee. All expenses of administering this Agreement shall be paid by the Bank.
         Section 3.02. To the extent permitted by law, the right of Employee or any beneficiary to benefit or payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of Employee or his designated beneficiary; and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer assignment or encumbrance.
         Section 3.03. No member of the Board or of the Committee and no officer or employee of the Bank shall be personally liable to any person for any action taken or omitted in connection with the administration of this Agreement unless attributable to his own fraud or willful misconduct.
                                   ARTICLE IV
                                     Funding
         Section 4.01. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Bank and Employee, his designated beneficiary or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Bank and no person other than the Bank shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent

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that any person acquires a right to receive payments from the Bank under this
Agreement, such right shall be no greater than the right of any unsecured general creditor of the Bank.
                                    ARTICLE V
              Incapacity of Employee or his Designated Beneficiary
         Section 5.01. If the Committee shall determine that any person to whom any payment is payable under this Agreement is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine. Any such payment shall be a complete discharge of the liabilities of the Bank under this Agreement.
                                   ARTICLE VI
                                Claims Procedure
         Section 6.01. Claims Procedure. All payments hereunder shall be due and paid at the times specified. However, in the event a substantial question arises relating to the propriety of such payments the Committee may decide whether any person is entitled to such payments hereunder and may approve or deny all claims made for such payments. If a claim is wholly or partially denied, notice of the decision shall be furnished to the claimant no later than thirty (30) days after receipt of the claim by the Committee. Such notice shall be in writing, setting forth in a manner calculated to be understood by the claimant, without legal or actuarial counsel:
         (a)      the specific reason or reasons for denial;

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         (b)      specific reference to the provisions of this Agreement on
                  which the denial is based;
         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation why such material or information is necessary; and
         (d) an explanation of the Agreement's claim review procedure. Upon denial of a claim, or discontinuance of benefit, in whole or in part, a claimant shall have the opportunity to:
         (a)      request a review upon written application to the Committee;
         (b)      review pertinent documents; and
         (c)      submit issues and comments in writing.
Such request for review shall be made to the Committee and shall be made no later than seventy-five (75) days after denial. The Committee shall appoint a person or persons to review the claim. Such reviewer shall render a decision in writing not later than sixty (60) days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. The decision after review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant and including specific references to the pertinent provisions of this Agreement on which the decision is based. A copy of the written decision shall be sent to the claimant promptly after it is rendered.

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         Section 6.02. Other Remedies. Nothing herein shall be construed to preclude Employee or a claimant from pursuing all available legal remedies to enforce this Agreement.
         Section 6.03. Attorney Fees and Expenses. If a claimant or Employee successfully pursues a claim under section 6.01 hereunder, successfully settles his or her claim against the Bank prior to the rendering of a judgment by a court of competent jurisdiction or obtains a final judgment substantially in his or her favor against the Bank in such a court, all reasonable legal fees and expenses incurred by the claimant related to that portion of the claimant's claim which was resolved, settled or adjudged in claimant's favor shall be paid by Bank to claimant.
                                   ARTICLE VII
                                  Miscellaneous
         Section 7.01. Neither Employee nor any other person shall have any claim or right to be granted a payment or other benefit under this Agreement prior to the occurrence of an Event of Eligibility.
         Section 7.02. Nothing contained herein shall be construed as conferring upon Employee the right to continue in the employ of the Bank as an executive officer or in any other capacity.
         Section 7.03. Any supplemental retirement or death benefit payable under this Agreement shall not be deemed salary or other compensation to Employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Bank for the benefit of its employees.
         Section 7.04. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties. Notwithstanding the foregoing, the right to receive payment hereunder is hereby expressly declared to be personal, nonassignable

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and nontransferrable except by will or intestacy, if applicable, and any attempted assignment or transfer of such rights contrary to the provisions hereof shall be null and void and of no effect.
         Section 7.05. If any of the provisions of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby.
         Section 7.06. This instrument contains the entire Agreement between the parties, and shall be governed by the laws of the State of Indiana.
         Section 7.07. The rights and obligations of the parties hereto shall be in addition to any rights and obligations contained in any other agreement between such parties, and nothing contained herein shall be construed to limit Employee's rights under any such other agreement.
         Section 7.08. The parties agree that this Agreement will not result in any adverse income tax consequences to Employee prior to him or his designated beneficiary becoming entitled to receive supplemental retirement or death benefits hereunder; however, if Employee is finally determined by any taxing authority to be taxable upon any prospective benefits under this Agreement in a year prior to the year he becomes entitled to or receives such benefits, then Bank shall pay Employee a bonus in an amount which will compensate Employee for the federal and state income taxes and any interest and penalty thereon which he incurs on (1) the taxable income he is required to report on his income tax returns by reason of such prospective benefits under this Agreement, and (2) the bonus described in this sentence. For purposes of the preceding sentence, the taxes incurred by the Employee shall be based upon his marginal federal and state income tax rates for the year in which he is determined to be taxable on such prospective benefits hereunder. Employee shall be entitled to such bonus for each year which he is determined to be taxable on such prospective benefits hereunder, which bonus shall be paid to Employee within a

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reasonable time after Employee provides Bank evidence satisfactory to the Bank of the determination of his taxability upon prospective benefits and his applicable marginal tax rates. Any contrary provision in this Agreement notwithstanding, nothing in this Agreement shall be construed to obligate Bank to compensate Employee or his designated beneficiary for any income tax consequences resulting from becoming entitled to or receiving supplemental death or retirement benefits hereunder.
                                  ARTICLE VIII
                             Amendment of Agreement
         Section 8.01. This Agreement may only be amended by a written amendment executed by the parties hereto or, if Employee is deceased, the party designated to receive the benefits hereof may likewise agree to amendments. No notice of such amendment shall be required to be given to any other beneficiary or contingent beneficiary herein.
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

                                       -----------------------------------
                                       David D. Baer


                                       MONROE COUNTY BANK
                                       BY MEMBERS OF ITS EXECUTIVE COMMITTEE
                                       OTHER THAN DAVID D. BAER


                                       -----------------------------------
                                       Paul W. Mobley



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                                       -----------------------------------
                                       Richard P. Rechter


                                       -----------------------------------
                                       Dr. Joseph F. Milan




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